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                [LETTERHEAD OF RP FINANCIAL, LC. APPEARS HERE]

                                                                    Exhibit 23.3

                                                 January 23, 1998

Board of Directors
Baltimore County Savings Bank, F.S.B.
4111 E. Joppa Road
Suite 300
Baltimore, Maryland  21236

Gentlemen:

     We hereby consent to the use of our firm's name in the Form MHC-1, Form MHC-2 and Application on Form H-(e)1 for Baltimore County Savings Bank, F.S.B, Baltimore, Maryland, and any amendments thereto, and in the Form SB-2 Registration Statement and any amendments thereto for BCSB Bankcorp, Inc. We also hereby consent to the inclusion of, summary of and references to our Appraisal Report and our statement concerning subscription rights in such filings including the Prospectus of BCSB Bankcorp, Inc.


                                            Sincerely,

                                            RP FINANCIAL, LC.

                                            /s/ Gregory E. Dunn

                                            Gregory E. Dunn

                                            Senior Vice President